SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange act 1934

December 1, 2011
(Date of report/date of earliest event reported)

CONSUMERS BANCORP, INC.
(Exact name of registrant as specified in its charter)

OHIO	033-79130	34-1771400
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

614 East Lincoln Way
 P.O. Box 256
Minerva, Ohio 44657
(Address of principal executive offices)

(330) 868-7701
(Issuer’s telephone number)

N/A
(Former name of former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On December 1, 2011, Consumers National Bank, a wholly-owned subsidiary of Consumers Bancorp Inc. (Corporation), entered into a noncompetition agreement with Paul B. Hugenberg, III Senior Vice President and Chief Information Officer. The noncompetition agreement entered into with Mr. Hugenberg replaces a prior change of control agreement that was entered into on July 1, 2005. The noncompetition agreement was entered into with Mr. Hugenberg, in order to restrict Mr. Hugenberg’s availability to other employers or entities that compete with the Corporation in exchange for a payment of an amount equal to the aggregate of one times Mr. Hugenberg’s annual rate of base salary upon termination of employment without cause by the Corporation; or a termination of employment for good reason by Mr. Hugenberg. Upon termination of employment within twelve consecutive months after a change in control, Mr. Hugenberg shall be entitled to receive in a single lump sum payment equal to one times annual rate of base salary. Reference is made to Form 10-Q of the Corporation filed February 11, 2011 for a copy of the form of Noncompetition agreement, which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Consumers Bancorp, Inc.

Date: December 5, 2011	/s/ Ralph J. Lober, II
Ralph J. Lober, II President and Chief
Executive Officer